Exhibit 10.2

Deacons

Mission Biofuels Limited

Employee Option Plan Rules

Contact

Derek La Ferla
Partner
BankWest Tower, 108 St Georges Terrace, Perth WA 6000
Telephone:	+61 (0)8 9426 3212
Email:	derek.laferla@deacons.com.au
Website:	www.deacons.com.au
Our ref:	2576453

Mission Biofuels Limited
ACN 117 065 719
Employee Option Plan Rules

1.	Definitions and interpretation

1.1	In these Rules, unless the context otherwise requires, the following words and expressions shall have the following meanings:

(1)	Associated Company means at any time any body corporate that at that time is a related body corporate of the Company within the meaning of section 50 of the Corporations Act;

(2)	ASIC means the Australian Securities and Investments Commission;

(3)	ASX means the Australian Stock Exchange Limited;

(4)
Bid Period, in relation to a takeover bid in respect of Shares in the Company, means the period referred to in the definition of that expression in section 9 of the Corporations Act provided that where a takeover bid is publicly announced prior to the service of a bidder's statement on the Company in relation to that takeover bid, the Bid Period shall be deemed to have commenced at the time of that announcement;

(5)	Board means the directors acting as the board of directors of the Company or a committee appointed by such board of directors;

(6)	Bonus Issue has the same meaning as set out in clause 15.2;

(7)	Bonus Shares has the same meaning as set out in clause 15.2;

(8)	Business Day has the same meaning as given to it in the Listing Rules;

(9)	Certificate means the certificate, or in the case of uncertificated holdings, the holding statement issued by the Company to a Holder in respect of an Option;

(10)
Change of Control Event means a shareholder, or a group of associated shareholders, becoming entitled to sufficient Shares in the Company to give it or them the ability and that ability is successfully exercised, in general meeting, to replace all or a majority of the Board;

(11)	Company means Mission Biofuels Limited ACN 117 065 719;

(12)	Corporations Act means the Corporations Act 2001 (Cth);

(13)	director means a director of a Group Company from time to time but does not include a person who is only a director by virtue of being an alternate director;

(14)	Exercise Amount has the same meaning as set out in clause 11.4;

(15)	Exercise Price means, in respect of an Option, the subscription price per Share, determined in accordance with clause 16, payable by a Holder on exercise of the Option;

(16)
Expiry Date means, in relation to an Option, the expiry date determined by the Board prior to the offer of the relevant Options, subject to any restriction in the Corporations Act from time to time but in any event no longer than 5 years from the date of grant of the Option;

(17)	Group means, collectively the Company and each of the Associated Companies;

(18)	Group Company means the Company or any Associated Company;

(19)	Holder means, in relation to an Option, the person (whether a Participant or a Permitted Nominee) entered in the Company's register of options as the holder of that Option;

(20)	Issue Date means, in relation to an Option, the date on which the Company grants that Option;

(21)	Listing Rules means the Listing Rules of ASX as they apply to the Company;

(22)	Market Value means:

(a)	the weighted average closing sale price of the Shares recorded on the ASX over the 5 consecutive trading days immediately preceding the day on which the Board resolves to offer an Option; or

(b)
in circumstances where there has been no trading in the Shares during 5 consecutive trading days immediately preceding the day on which the Board resolves to offer an Option, the last sale price recorded on the stock market of ASX;

(23)	Offer has the meaning given to it by clause 5;

(24)	Official Quotation has the meaning ascribed to it in the Listing Rules;

(25)	Option means an Option issued under the Plan to subscribe for a Share;

(26)
Participant means an executive director or a full-time or part-time employee of a Group Company who is invited by the Board to participate in the Plan and is issued Options under the Plan and includes a Permitted Nominee of that Participant;

(27)
Participating director means, in relation to an Participant, a nominated director whose participation in the Plan is subject to receipt of specific approval for his/her participation received from members in general meeting;

(28)
Permanent Disablement means, in relation to an Participant, that the Participant has, in the opinion of the Board (such opinion to be reasonably held), after considering such medical and other evidence as it sees fit, become incapacitated to such an extent as to render the Participant unlikely ever to engage in any occupation for which he is reasonably qualified by education, training or experience;

(29)	Permitted Nominee has the meaning given to it by clause 6.2;

(30)	Plan means the Mission Employee Option Plan established in accordance with these Rules;

(31)
Redundancy means, in relation to an Participant, a determination by the Board that the relevant Group Company's need to employ a person for the particular kind of work carried out by that Participant has ceased (but, for the avoidance of any doubt, does not include the dismissal of an Participant for personal or disciplinary reasons or where the Participant leaves the employ of any Group Company of his own accord);

(32)	Retirement means, in relation to a Participant, retirement by that Participant from any Group Company at age 60 or over or such earlier age as considered appropriate by the Board;

(33)	Rules means these rules, as amended from time to time; and

(34)	Shares means fully paid ordinary shares in the capital of the Company.

1.2	In these Rules, unless a contrary intention appears:

(1)	where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning;

(2)	the singular includes the plural and vice versa;

(3)	a reference to a gender includes all genders; and

(4)	an expression defined in, or given a meaning for the purposes of, the Corporations Act has the same meaning where used in these Rules.

2.	Establishment and termination of the plan

2.1
Subject to the passing of ordinary resolution of shareholders of the Company in general meeting approving adoption of the Plan, the Plan shall take effect from the date subsequent to that resolution as resolved by the Board.

2.2	The Board may establish and administer the Plan in accordance with the terms and conditions set out in these Rules and otherwise as it determines from time to time in its absolute discretion.

2.3	The Board may terminate the Plan, or suspend its operation for any period it considers desirable, at any time that it considers appropriate.

2.4
The Board may not issue any further Options after the Plan has been terminated.  However, these Rules will continue to apply to Options on issue at the date of such termination until the last of those Options lapses or is exercised.

3.	Purpose of Plan

3.1	The purpose of this Plan is to:

(1)	recognise the ability and efforts of the employees of the Group who have contributed to the success of the Group;

(2)	provide an incentive to the employees to achieve the long term objectives of the Group and improve the performance of the Group; and

(3)	attract persons of experience and ability to employment with the Group and foster and promote loyalty between the Group and its employees.

4.	Eligibility

4.1
Subject to these Rules, the Board may from time to time determine that any Participant is entitled to participate in the Plan and the extent of that participation.  Prior to making that determination, the Board may consider:

(1)	the seniority of the relevant Participant and the position the Participant occupies within the Group;

(2)	the length of service of the Participant with the Group;

(3)	the record of employment of the Participant with the Group;

(4)	the potential contribution of the Participant to the growth of the Group;

(5)	the extent (if any) of the existing participation of the Participant (or any Permitted Nominee in relation to that Participant) in the Plan; and

(6)	any other matters which the Board considers relevant.

4.2	The Board may exercise its powers in relation to the participation of any Participant on any number of occasions.

5.	Offer and issue of Options

5.1
Subject to these Rules, the Corporations Act and the Listing Rules, the Company (acting through the Board) may offer Options (Offer) to any Participant at such times and on such terms as the Board considers appropriate.

5.2	Each Offer must be made by the Board in writing by delivering to a Participant an offer document that must include or be accompanied by the following information:

(1)	the number of Options being offered to the Participant;

(2)	when the Offer will cease;

(3)
that the Participant to whom the Offer is addressed may accept the whole or any lesser number of Options offered.  The Offer may stipulate a minimum number of Options and any multiple of such minimum or any other number which may be accepted;

(4)	the period during which the Options or any of them may be exercised and the Expiry Date;

(5)	the Exercise Price or the method of calculation of the Exercise Price;

(6)	any conditions attaching to the exercise of the Options;

(7)
that during the period in which the Participant may exercise the Options granted under the Offer, the Participant may request, and the Company will provide within a reasonable period, the current market price and the offer price of the Shares on offer if the Options were to be exercised;

(8)	a copy of these Rules (which must be made available by the Company on request by a Participant free of charge within a reasonable period of time); and

(9)	any other information which the Board may determine.

5.3
The Board of the Company must provide to ASIC a copy of the offer document and any other accompanying document provided to Participants no later than 7 days after the first provision of that material to Participants.

5.4
Options may be issued in tranches, the issue of each tranche subject to performance conditions as determined by the Board prior to the allotment of the Options.  Where performance conditions on a particular tranche are not met by a Participant, the Participant shall not have any rights over the Options corresponding to such tranche except where directors have provided for a portion of these Options to be issued when targets are met in a subsequent performance hurdle.

5.5
Performance conditions shall be based on market performance of the Shares or any other objectively measurable performance indicator relating to the Participant, the Company, department, division or Associated Company as determined by the directors in their absolute discretion.

6.	Accepting Offers

6.1	Upon receipt of an Offer of Options, a Participant may, within the period specified in the Offer:

(1)	accept the whole or any lesser number of Options offered by completing an Application for Options in the form set out in Annexure A or in another form agreed to by the directors of the Company; or

(2)
nominate a nominee in whose favour the Participant wishes to renounce the Offer by notice in writing to the Board.  The Board may, in its absolute discretion, resolve not to allow such renunciation of an Offer in favour of a nominee without giving any reason for such decision.

6.2	Upon:

(1)	receipt of the acceptance referred to in clause 6.1(1); or

(2)
the Board resolving to allow a renunciation of an Offer in favour of a nominee (Permitted Nominee) and the Permitted Nominee accepting the whole or any lesser number of Options offered by notice in writing to the Board, then the Participant or the Permitted Nominee, as the case may be, will be taken to have agreed to be bound by these Rules and will be issued Options subject to these Rules.

6.3
If Options are issued to a Permitted Nominee of a Participant, the Participant must, without limiting any provision in these Rules, ensure that the Permitted Nominee complies with these Rules and will be jointly liable for any breach that occurs by the Permitted Nominee.

7.	No consideration

7.1	No consideration is payable by a Participant for the grant of an Option, unless the Board decides otherwise.

8.	Certificates

8.1	Certificates for Options will be dispatched within 10 Business Days after their Issue Date.

9.	Quotation

9.1	The Company will not apply for Official Quotation of any Options.

9.2
If Shares of the same class as those allotted under the Plan are listed on the ASX, the Company must apply for Official Quotation of those Shares allotted pursuant to the exercise of Options within the time required by the Listing Rules after the date of allotment.

10.	Not transferable

10.1	Subject to clause 14.4, Options are not transferable.

11.	Exercise of options

11.1	Subject to these Rules and the terms of the Options, Options may be exercised at any time during the period commencing on the Issue Date and ending on the Expiry Date.

11.2	Notwithstanding clause 11.1, all Options eligible for exercise at such time may be exercised:

(1)	during a Bid Period;

(2)	at any time after a Change of Control Event has occurred; or

(3)
on an application under section 411 of the Corporations Act, if a court orders a meeting to be held concerning a proposed compromise or arrangement for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company.

11.3	Options not exercised on or before the Expiry Date will automatically lapse.

11.4
Options may only be exercised by delivering a notice in writing delivered to the registered office of the Company.  The notice should be in the form of the exercise notice attached at Annexure B or in another form agreed to by the directors of the Company.  The notice must specify the number of Options being exercised and must be accompanied by:

(1)	an amount equal to the Exercise Price multiplied by the number of Options being exercised specified in the notice (Exercise Amount); and

(2)	the Certificate for those Options, for cancellation by the Company.

The notice is only effective (and only becomes effective) when the Company has received value for the full amount of the Exercise Amount (for example, if the Exercise Amount is paid by cheque, by clearance of that cheque).

11.5	Subject to clause 11.3, within 10 Business Days after the notice referred to in clause 11.4 becomes effective, the Board must:

(1)	allot and issue the number of Shares specified in the notice to the Holder;

(2)	apply for Official Quotation of the Shares;

(3)	cancel the Certificate for the Options being exercised; and

(4)	if applicable, issue a new Certificate for any remaining Options covered by the Certificate accompanying the notice.

12.	Shares allotted on exercise of options

12.1	All Shares allotted upon exercise of Options rank pari passu in all respects with Shares previously issued and, in particular, entitle the Holders to participate fully in:

(1)	dividends declared by the Company after the date of allotment; and

(2)	all issues of securities made or offered pro rata to holders of Shares.

13.	Maximum number of Options

13.1	The Company must not offer Options, and must not issue Options pursuant to any Offer if, at the time of the Offer, the sum of the number of Shares:

(1)	the subject of an Offer;

(2)
in the same class which would be issued if all outstanding Offers, invitations or Options made or acquired under the Plan and any other employee share plan of the Company or an Associated Company were exercised or accepted; and

(3)	in the same class issued under the Plan or issued under any employee share and option plan of the Company or an Associated Company during the period of 5 years prior to the date of the Offer,

exceeds 5% of the total number of issued Shares in that class.

13.2	For the purpose of calculating the limit in clause 13. 1, any Offer made, or Option acquired or Shares issued by way of or as a result of:

(1)	an Offer to a person situated at the time of receipt of the Offer outside Australia;

(2)	an Offer that did not require disclosure to the Participant because of exemption to disclosure contained in section 708 of the Corporations Act; or

(3)	an Offer that was made under a disclosure document,

will be disregarded.

14.	Ceasing to be a Participant

14.1
Unless otherwise determined by the Board, if at any time prior to the earliest date for exercise of any Options a Participant ceases to be a Participant for any reason other than Retirement, Permanent Disability, Redundancy or death, all Options held by such Participant, or if applicable, his Permitted Nominee, will automatically lapse.

14.2
For the avoidance of doubt, if at any time after the earliest date any Options are exercisable and prior to the Expiry Date of those Options a Participant ceases to be a Participant for any reason, such Participant, or if applicable, his Permitted Nominee, may exercise any or all of the Options held by him within 30 days of the date on which he or she ceased to be a Participant for any reason, or such longer period as the Board determines.

14.3
A certificate signed by the company secretary of the Company stating that a person ceased for any reason to be a Participant shall (in the absence of manifest error) be conclusive for the purposes of the Plan, both as to such occurrence and the date of such occurrence.

14.4	If at any time prior to the Expiry Date of any Options a Holder dies, the deceased Holder's legal personal representative may:

(1)	elect to be registered as the new Holder of the deceased Holder's Options;

(2)	whether or not he becomes so registered, exercise those Options as if he were the Holder of them in accordance with these Rules; and

(3)	if the deceased Holder had already given the Company a notice of exercise of his Options, pay the Exercise Amount in respect of those Options.

15.	Entitlement to participate in future issues

15.1	New Issues

Holders may only participate in new issues of securities to holders of Shares if an Option has been exercised and Shares allotted in respect of the exercise of an Option before the record date for determining entitlements to the issue.  The Company must give notice as required under the Listing Rules to Holders of any new issue before the record date for determining entitlements to the issue in accordance with the Listing Rules.

15.2	Bonus Issues

If there is a bonus share issue (Bonus Issue) to the holders of Shares, the number of Shares over which an Option is exercisable will be increased by the number of Shares which the Holder would have received if the Option had been exercised before the record date for the Bonus Issue (Bonus Shares).  The Bonus Shares must be paid up by the Company out of the profits or reserves (as the case may be) in the same manner as was applied in the Bonus Issue and upon issue rank pari passu in all respects with the other shares of that class on issue at the date of issue of the Bonus Shares.

15.3	Pro Rata Issues

If there is a pro rata issue (other than a Bonus Issue) to the holders of Shares during the currency of, and prior to the exercise of any Options, the Exercise Price of an Option will be adjusted in the manner provided for in the Listing Rules.

15.4	Reorganisation of Capital

If, prior to the Expiry Date of Options, there is a reorganisation of the issued capital of the Company, Options will be reorganised in accordance with the Listing Rules.

15.5	Advice

To the extent required by the Listing Rules, the Company must give notice to each Holder of any adjustment to the number of Shares for which the Holder is entitled to subscribe or to the Exercise Price pursuant to the provisions of clauses 15.2, 15.3 or 15.4.

16.	Exercise Price of Options

16.1
The method of calculation of the Exercise Price of each Option will be determined by the Board with regard to the Market Value of the Shares when it resolves to offer the Option.  Where a grant of Options requires prior shareholder approval, the Exercise Price shall be the price included in the notice of meeting to approve such grant.

17.	Amendments to the Rules

17.1	The Board may, subject to the Listing Rules alter, delete or add to these Rules at any time.

18.	Powers of the Board

18.1	The Plan shall be administered by the Board who shall have the power to:

(1)	determine procedures from time to time for administration of the Plan consistent with these Rules;

(2)	resolve conclusively all questions of fact or interpretation arising in connection with the Plan; and

(3)	delegate to any one or more persons for such period and on such conditions as the Board may determine to exercise any of the Board's powers or discretions arising under the Plan.

19.	Notices

19.1
Notices may be given by the Company to any Holder either personally or by sending by post to his address as noted in the Company's records or to the address (if any) within the Commonwealth of Australia supplied by the Holder to the Company for the giving of notices.

19.2
Notices for any overseas Holders shall be sent by prepaid airmail to the address of the Holder as noted in the Company's records or any address supplied by the Holder to the Company for the giving of notices.

19.3	Where a notice is sent by post, the notice shall be deemed to be received:

(1)	if sent by post from within Australia to an address in Australia, on the 2nd Business Day (at the address to which it is posted) after posting; or

(2)	if sent by post to an address outside Australia or sent by post from outside Australia, on the 5th Business Day (at the address to which it is posted) after posting.

19.4
The signature on any notice may be given by any director or company secretary.  A notice from a Holder of an intention to exercise their Options shall not be deemed to be served on the Company until actually received at the registered office of the Company.

20.	No compensation or damages

20.1	The rights and obligations of any Holder under the terms of his or her employment with a Group Company are not affected by his or her participation in the Plan.

20.2	These Rules do not form part of, and will not be incorporated into, any contract of engagement or employment between a Holder and a Group Company.

20.3
No Holder has any rights to compensation or damages as a result of the termination of his or her employment, so far as those rights arise or may arise from the Holder ceasing to have rights under the Plan as a result of the termination.

21.	Governing law

21.1	This Plan and any Options issued under it are governed by the laws of Western Australia and the Commonwealth of Australia.

Annexure A
Application for Options

The Secretary
Mission Biofuels Limited
Mr
Mrs
Miss
(PLEASE USE BLOCK LETTERS)

Full address:

Postcode

Tax File Number:

hereby apply for:

(number in words)

(number in figures)

Options in the Mission Biofuels Limited Employee Option Plan.

I request you to issue those Options and I agree to accept them subject to the terms of the Mission Biofuels Limited Employee Option Plan and the terms set out in the letter of offer of options dated [                                         ].

Signature

Date

Annexure B
Exercise Notice

I, _______________________________________________________________ being the registered holder of the Options specified below, elect to exercise the Options as specified below in accordance with clause 10 of the terms and conditions of the Options.

Number of Options being exercised:

Name and address of the Shareholder to be entered into the Share register in respect of Shares issued:

Postcode

Name and address to which certificates evidencing the Shares should be sent:

Postcode

Enclosed with this notice is the certificate for the Options referred to above together with the relevant subscription monies being $____________

In exercising the Options in relation to the Shares, I agreed to be bound by the provisions of the constitution of Mission Biofuels Limited.

Date:

Signed by the Optionholder